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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               VALLEY MEDIA, INC.
                               ------------------
            (Exact name of registrant as specified in its charter)

               DELAWARE                               94-2556440
               --------                               ----------
(State of incorporation or organization)   (IRS Employer Identification No.)

                             1280 SANTA ANITA COURT
                           WOODLAND, CALIFORNIA 95776
                           --------------------------
               (Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class to              Name of each exchange on which
           be so registered                 each class is to be registered
           ----------------                 ------------------------------
                NONE                                     N/A

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-69329

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
                   ----------------------------------------
                                (Title of Class)

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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Information required by this item is incorporated herein by reference to the description of capital stock provided under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 of Valley Media, inc. (the "Company") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration No. 333-69329) (the "Registration Statement").

        Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Description of Capital Stock" in the Registration Statement and is incorporated herein by reference.

Item 2. EXHIBITS.

1. Registrant's Amended and Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2. Registrant's Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3. Specimen Common Stock Certificate of registrant. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

4. Description of the registrant's capital stock incorporated herein by reference to the description of capital stock under the caption "Description of Capital Stock" in the Registration Statement.

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  March 22, 1999                         VALLEY MEDIA, INC.



                                               By: /s/ Robert R. Cain
                                                  ----------------------------
                                                  Name:   Robert R. Cain
                                                  Title:  President and Chief
                                                          Executive Officer